UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-566-7394

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Ordinary Shares, par value €0.05 per share	QURE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On March 1, 2021, uniQure N.V. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with SVB Leerink LLC (“SVB Leerink”) with respect to an at the market offering program, under which the Company may, from time to time in its sole discretion, offer and sell to or through SVB Leerink, acting as agent, its ordinary shares, nominal value €0.05 per share, having an aggregate offering price of up to $200,000,000 (the “Placement Shares”). Any Placement Shares to be offered and sold under the Sales Agreement will be issued and sold pursuant to the Company’s previously filed and currently effective registration statement on Form S-3 (File No. 333-253749) (the “Registration Statement”).

SVB Leerink may sell the Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including, without limitation, sales made directly on or through The Nasdaq Global Select Market or any other trading market for the Company’s ordinary shares in the United States, or sales to or through a market maker other than on an exchange. If authorized by the Company in writing, SVB Leerink may also sell Placement Shares by any other method permitted by law, including negotiated transactions. SVB Leerink will use commercially reasonable efforts to sell the Placement Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). SVB Leerink shall not purchase any Placement Shares on a principal basis pursuant to the Sales Agreement, except as may otherwise be agreed in a separate written agreement.

The Company will pay SVB Leerink a commission of 3% of the gross sales proceeds of any Placement Shares sold through SVB Leerink, acting as agent, under the Sales Agreement.

The Company is not obligated to make any sales of Placement Shares under the Agreement. The offering of Placement Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Placement Shares subject to the Sales Agreement, or (ii) termination of the Sales Agreement in accordance with its terms.

The Sales Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify SVB Leerink against certain liabilities, including liabilities under the Securities Act.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

1.1	Sales Agreement dated March 1, 2021 by and between uniQure N.V. and SVB Leerink LLC

5.1	Opinion of Rutgers Posch Visée Endedijk N.V.

23.1	Consent of Rutgers Posch Visée Endedijk N.V. (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIQURE N.V.

Date: March 2, 2021	By:	/s/ MATTHEW KAPUSTA
Name: Matthew Kapusta
Title: Chief Executive Officer

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